EXHIBIT 10.2

  Golden Phoenix Brand Frozen Concentrated Orange Juice Distribution Agreement


Party A:          Clements Citrus Sales of Florida
                  P.O. Box 2594
                  Stewart, Florida, USA
                  Tel: 561-219-0132
                  Fax: 561-219-3712


Party B:          Hongrun Trade Co., Ltd.
                  No. 11, Zhi Gu Jie
                  He Dong Qu, Tianjin, China
                  Tel: 86-22-24125708
                  Fax: 86-22-24213798


         On September 29, 1999, Party A and Party B reached mutual agreement regarding the development of the Chinese northern district market for Golden Phoenix Brand Frozen Concentrated Orange Juice (the "Products") and hereby confirm the contents of their Agreement as follows:

1.       Distribution and Sales Rights

1) Party A hereby confirms that Party B, on an independent contractor basis, is the sole Exclusive Distributor for Golden Phoenix Brand Frozen Concentrated Orange Juice in the northern district of China [areas north of the Chang Jiang (Yangtze) River] (the"Sales District").

2) Party B may, at its own costs, develop customers, build branch offices, and establish sales locations to sell Golden Phoenix Brand Frozen Concentrated Orange Juice within the Sales District.


3) Without Party A's written authorization, Party B shall not sell any other brands of frozen concentrated orange juice or other citrus-related concentrated products.

4) Without Party's A written authorization, Party B shall not sell and Golden Phoenix Brand Frozen Concentrated Orange Juice outside of the designated Sales District.


2.   Purchase of Golden Phoenix Brand Frozen Concentrated Orange Juice

1) Party A agrees to sell and Party B agrees to purchase such quantities of the Products as may be mutually agreed upon by the Purchase Order Method.

2) Unless Party A agree, the size of each Purchase Order placed by Party B shall be at least one standard shipping container size of Golden Phoenix Brand Frozen Concentrated Orange Juice.


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3.   Payment Method and Time Limit

1) Party A agrees that party B shall make payment for the Products within a time limit of sixty (60) days in the form of an irrevocable Letter of Credit.

2) Party A agrees to dispatch the ordered Products within fourteen (14) days upon receipt of the Letter of Credit. All Product shipments from Party A must meet the product specifications provided to Party B in September 1999.

3) During the term of this Agreement, any other methods of payment must be mutually discussed by Parties A and B and confirmed in writing.


4.   Relating to Quality Control

1) Party A shall provide information on quality standards, product agency arrangements, hygiene inspection reports and commodity inspection reports in compliance with U.S. governmental regulations, and shall guarantee that they are in compliance with Chinese governmental regulations.

2) Party A shall guarantee that the Products meet the requirements for food hygiene and technical supervision regulations of the untied States and China.

3) Party A shall provide documents and requirements for the Product storage, transportation and quality assurance so that Party B may be in strict compliance and to guarantee Product quality.

4) Party A shall be responsible for providing technical quality assurance and training to Party B.


5.   Sales and Market Management

1) Party B shall use its best efforts to expand the sales of Golden Phoenix Brand Frozen Concentrated Orange Juice within the Sales District.

2) On a regular basis, Party B shall provide inventory records, pricing, sales and promotions situation reports to Party A.

3) Party B shall develop a complete record of any Golden Phoenix brand Frozen Concentrated Orange Juice retailers and secondary distributor customers.

4) On a regular basis, Party B shall provide promotion plans and marketing expense plans to Party A for examination and approval.



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5) Party A shall be  responsible  for providing to Party B training  relating to the business of selling Golden Phoenix Brand Frozen Concentrated Orange Juice.

6) Party B shall coordinate with party A in the area of market management.

7) Party A has the responsibility and obligation to provide to Party B, at no additional cost, information about any customers and potential customers within the Sales District.


6.   Products, Specifications and Packaging

1) Can Packaging: 24,000 cans per 20-foot Container (about 20,000 lb. in weight)

2) Per Drum: 55 Gallon Drums (about 6000 lb. in weight)


7.   Pricing and Promotion Expenses:


1) CIF Tianjin Xingang

     Method of Transportation: 30 day cold storage shipping container (by sea freight)

     Can Packaging: 1000 cases, 1 X 24 cans,

     Total Price: US$ 180 per drum

2) First Shipment: Party A will provide Twenty-Thousand U.S. Dollars (US$20,000) to Party B as promotion expenses.

     a) Within three (3) days of issuance of Letter of Credit, pay 50% (US$10,000) to an US$ account designated by Party B.

     b) Within three (3) days of the arrival of the shipment in Tianjin, pay 50% (US$10,000) to an US$ account designated by Party.

     c) The promotion expenses for the Second Purchase Order will be US$15,000 (US$23/case subject to volume discount)

     The promotion expenses for the Third Purchase order will be US$10,000 (US$23/case subject to volume discount)

     A volume discount of Five Percent (5%) off the invoiced price will be applied from the second container to the tenth container ordered by Party B.

3) Part A Shall provide appropriate advertising and promotion items and related information currently used in the U.S. market.


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8.   Duration of Agreement

This Agreement shall be effective for a period of one year from the date of execution.


9.   Others

1) Any provision of this Agreement shall not be interpreted as a partnership, joint venture or agency relationship.

2) Any changes to this Agreement shall be approved by mutual consent of both Parties and confirmed in writing.

3) Both Parties reaffirm that they will act in full compliance of all applicable laws and regulations, including but not limited to the United States Foreign Corrupt Practices Act.

4) Any dispute arising out of this Agreement shall be resolved by both Parties through final and binding arbitration in Hong Kong under the applicable rules of the Hong Kong International Arbitration Centre according to the substantive laws of the State of New York, U.S.A., without regard to any choice of law principles therein.


Party A:                                     Party B:

Signature and Seal:                          Signature and Seal:       [Seal]

/s/ Henry T. Clements, Jr.                   /s/ (illegible - Chinese Script)

Representative: Henry T. Clements, Jr.       Representative:
                                                  (illegible - Chinese Script)

Date: 18 October 1999                        Date 11-18-1999
Witnessed by:                                Witnessed by:
/s/ (illegible - Chinese Script)             /s/ (illegible - Chinese Script)